                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-12

                               IPC HOLDINGS, LTD.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
      (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5) Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

        ------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3) Filing Party:

        ------------------------------------------------------------------------

     (4) Date Filed:

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

                           (IPC Holdings, Ltd. Logo)
                        AMERICAN INTERNATIONAL BUILDING
                                29 RICHMOND ROAD
                            PEMBROKE HM 08, BERMUDA

                     NOTICE OF 2005 ANNUAL GENERAL MEETING
                          TO BE HELD ON JUNE 10, 2005

                                                                  April 28, 2005

To Our Shareholders:

     The 2005 Annual General Meeting of IPC Holdings, Ltd. (the "Company") will be held at 9:30 a.m., local time, on Friday, June 10, 2005 at the American International Building, 29 Richmond Road, Pembroke, Bermuda, for the following purposes:

          - To elect six directors to hold office until the Company's next Annual General Meeting or until their successors are elected or appointed or their offices are otherwise vacated;

          - To consider and approve an amendment to the IPC Holdings, Ltd. Stock Option Plan to increase the number of common shares subject thereto and to extend the expiration date of the plan;

          - To act on a proposal to appoint KPMG as the Company's independent auditors to serve until the Company's next Annual General Meeting and to authorize the Audit Committee of the Company to set the compensation of such independent auditors; and,

          - To transact such other further business, if any, as lawfully may be brought before the meeting.

     Only shareholders of record, as shown by the transfer books of the Company, at the close of business on March 31, 2005 are entitled to notice of, and to vote at, the Annual General Meeting.

     PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE PROXY STATEMENT ON THE FOLLOWING PAGES.

                                          By Order of the Board of Directors,

                                          (-s- Wesley D. Dupont)
                                          Wesley D. Dupont
                                          Secretary

                               IPC HOLDINGS, LTD.
                        AMERICAN INTERNATIONAL BUILDING
                                29 RICHMOND ROAD
                            PEMBROKE HM 08, BERMUDA

                     -------------------------------------

                                PROXY STATEMENT
                     -------------------------------------

     The Board of Directors of IPC Holdings, Ltd. (the "Company") is soliciting the enclosed proxy to be voted at the 2005 Annual General Meeting of the Company's shareholders (the "Annual General Meeting") to be held at 9:30 a.m., local time, on Friday, June 10, 2005 at the American International Building, 29 Richmond Road, Pembroke, Bermuda, and at any adjournments thereof. When the enclosed proxy card is properly executed and returned, the common shares, par value $0.01 per share, of the Company (the "Common Shares") it represents will be voted, subject to any direction to the contrary, at the Annual General Meeting FOR the matters specified in the Notice of Annual General Meeting attached hereto and described more fully herein.

     This Proxy Statement, the attached Notice of Annual General Meeting and the enclosed proxy card are first being mailed to shareholders on or about April 28, 2005. A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2004 accompanies this Proxy Statement.

     Any shareholder giving a proxy may revoke it prior to its exercise by providing the Secretary of the Company with written notice of revocation, by voting in person at the Annual General Meeting or by executing a later-dated proxy; provided, however, that the action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

     Shareholders of record, as shown by the transfer books of the Company, as of the close of business on March 31, 2005 will be entitled to vote at the Annual General Meeting. As of March 31, 2005, there were outstanding 48,334,110 Common Shares entitled to vote at the Annual General Meeting, with each Common Share entitling the holder of record on such date to one vote on a poll; provided, however, if the number of "Controlled Shares" of any holder would constitute 10% or more of the combined voting power of the issued Common Shares (such holder, a "10% Shareholder"), such holder will have the voting rights attached to its Common Shares reduced, in the manner provided in the Company's Bye-Laws (the "Bye-Laws"), so that it may not exercise more than approximately 9.9% of the total voting rights attached to the outstanding Common Shares. "Controlled Shares" of any person refers to all Common Shares owned by such person, whether (i) directly; (ii) with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of
Section 958(a) and 958(b) of the U.S. Internal Revenue Code of 1986 (the "Code"); or (iii) beneficially, directly or indirectly, within the meaning of
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.

     As of the date of this Proxy Statement, the Company is aware of only one shareholder, American International Group, Inc. ("AIG"), which possesses Controlled Shares requiring a reduction in its voting power to 9.9%; however, the applicability of such provisions may have the effect of increasing another shareholder's voting power to over 9.9%, thereby requiring a corresponding reduction in such other shareholder's voting power. Our Bye-Laws exclude from the calculation of the 10%-voting power limitation described in the preceding paragraph any Common Shares owned by a bank, broker, dealer or investment adviser which does not have or exercise the power to vote those shares and which has only a passive investment intent as reflected in its ability to file beneficial ownership reports on Schedule 13G under the Exchange Act, thereby permitting certain passive investor intermediaries to increase their share ownership above 10% in specified circumstances without being subject to the voting cut back. Because the applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons, the Company requests that any holder of Common Shares (other than AIG) with reason to believe that it is a 10% Shareholder within the meaning of the Bye-Laws please contact the Company promptly so that the Company may determine whether the voting power of such holder's Common Shares should be reduced. By submitting a proxy, a holder of Common Shares (other than AIG) will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 10% Shareholder. The directors of the Company are empowered to require any shareholder to provide information as to that shareholder's beneficial share ownership, the names of persons having beneficial ownership of the shareholder's shares, relationships with other shareholders or any other facts the directors may deem relevant to a determination of the number of Controlled Shares attributable to any person. The directors may disregard the votes attached to shares of any holder failing to respond to such a request or submitting incomplete or untrue information. The directors retain certain discretion to make such final adjustments as to the aggregate number of votes attaching to the Common Shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person will be a 10% Shareholder at any time.

     The quorum required at the Annual General Meeting is two or more persons present in person and representing in person or by proxy more than 50% of the outstanding Common Shares (without giving effect to the limitation on voting rights described above).

     At the Annual General Meeting, shareholders will be asked to elect the six director nominees set forth herein under the caption "Election of Directors" to serve as directors of the Company until the Company's next Annual General Meeting or until their successors are elected and qualified. Your Board of Directors recommends, and if no instructions are provided in an executed proxy it will constitute, a vote FOR the election of each such nominee. The Common Shares are entitled to vote cumulatively in the election of directors (resulting in each shareholder, including a shareholder holding Controlled Shares (as defined above), being entitled to the number of votes that equals the number of votes which (except for this provision as to cumulative voting) such shareholder would be entitled to cast for the election of directors with respect to its Common Shares multiplied by the number of persons standing for election as director, and all votes entitled to be cast may be cast for one or more of the directors being elected). Shareholders may (but need not) indicate the distribution of their votes among the nominees in the space provided on the proxy card. Unless otherwise indicated on the proxy card, the proxies will cumulate votes represented by such proxy in their discretion, except to the extent that authority so to cumulate votes is expressly withheld as to any one or more of the nominees. Six directors will be elected by a plurality vote, and an absolute majority of the votes cast is not a prerequisite to election.

     At the Annual General Meeting, shareholders will also be asked to approve an amendment to the IPC Holdings, Ltd. Stock Option Plan to increase the number of Common Shares subject thereto and to extend the expiration date of the plan. Your Board of Directors recommends, and if no instructions are provided in an executed proxy it will constitute, a vote FOR the approval of the amendment to the IPC Holdings, Ltd. Stock Option Plan. The Approval of such amendment requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

     At the Annual General Meeting, shareholders also will be asked to approve the appointment of KPMG as the Company's independent auditors until the Company's next Annual General Meeting and to authorize the Audit Committee of your Board of Directors to set the auditors' compensation. Your Board of Directors recommends, and if no instructions are provided in an executed proxy it will constitute, a vote FOR the appointment of KPMG to serve in such capacity. The appointment of KPMG requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

     Abstentions and "broker non-votes" will be counted toward the presence of a quorum at, but will not be considered votes cast on any proposal brought before, the Annual General Meeting. Therefore, abstentions and "broker non-votes" will have no effect on the outcome of any proposal.

     A vote by a show of hands will be taken in the first instance on all matters (other than the election of directors) properly brought before the Annual General Meeting, unless a poll is requested in accordance with the Bye-Laws. On a vote by show of hands, every shareholder present in person and every person holding a valid proxy will be entitled to one vote, regardless of the number of shares owned or represented by that person. If a poll is requested, each shareholder present who elects to vote in person and each person holding a valid proxy is entitled to one vote for each share owned or represented.

     The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your Common Shares are represented by certificates or book entries in your name so that you appear as a shareholder on the records of our share transfer agent, Computershare Investor Services, a proxy card for voting those shares will be included with this Proxy Statement. You may direct how your shares are to be voted by completing, signing and returning the proxy card in the enclosed envelope.

     If you own shares through a brokerage firm, you may instead receive from your bank or brokerage firm a voting instructions form with this Proxy Statement that you may use to instruct how your shares are to be voted. As with a proxy card, you may direct how your shares are to be voted by completing, signing and returning the voting instructions form in the envelope provided. Many banks and brokerage firms have arranged for Internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form.

     We have requested that brokerage and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of our Common Shares and will reimburse the brokers and other fiduciaries for their reasonable out-of-pocket expenses for forwarding the materials.

     All amounts set forth in this Proxy Statement are in United States dollars.

                             ELECTION OF DIRECTORS
                             (ITEM A ON PROXY CARD)

     Six nominees are presented for election at the Annual General Meeting to hold office on your Board of Directors until the next Annual General Meeting or until their respective successors are elected or appointed or their office is otherwise vacated. All of the nominees are currently members of your Board of Directors. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ON THE ENCLOSED PROXY CARD. It is not expected that any of the nominees will become unavailable for election as a director but, if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as your Board of Directors shall recommend.

     The name, age, principal occupation and certain other information concerning each nominee is set out below.

     JOSEPH C. H. JOHNSON (age 67) has been Chairman of the Board of Directors of the Company and its wholly-owned subsidiary, IPCRe Limited ("IPCRe" and, together with the Company, "IPC"), since its inception. Mr. Johnson is currently the Chairman of American International Company Limited ("AICL") and was the President and Chief Executive Officer of AICL from 1978 until January 2005. AICL is a wholly-owned subsidiary of AIG. Mr. Johnson is also an officer and director of various other subsidiaries and affiliates of AIG.

     JAMES P. BRYCE (age 56) has been President and Chief Executive Officer of the Company and IPCRe since July 2000 and a director of the Company and IPCRe since June 6, 2000. Mr. Bryce was Senior Vice President of the Company from July 1996 to July 2000 and Senior Vice President -- Underwriting (Chief Underwriting Officer) of IPCRe from its inception in 1993 to July 2000. From July 1985 to July 1993, Mr. Bryce served as a director of AIG Reinsurance Services Limited (Hong Kong).

     KENNETH L. HAMMOND (age 58) has been a director of the Company and IPCRe since March 1, 2004. Mr. Hammond was President of Attorneys' Liability Assurance Society (Bermuda) Ltd. ("ALAS") from 1987 to 1995, and Vice Chairman, President and Chief Executive Officer of ALAS from 1995 to December 2000. He continued as Vice Chairman and Chief Executive Officer of ALAS from 2000 until December 2002, when he retired from that position. From 1987 to 1990, Mr. Hammond was also Managing Director of J.H. Minet in Bermuda. From 1982 to 1986, he served as Senior Vice President and Chief Financial Officer of Trenwick Limited in Bermuda.

     DR. THE HONOURABLE CLARENCE ELDRIDGE JAMES (age 73) has been a director of the Company and IPCRe since February 1996. Dr. James was Chairman, Government Employees Health Insurance Committee, from

1990 to 1998 and was Chief of Staff of the Bermuda Hospitals Board from 1995 until March 1998, when he retired from that position. From 1984 to 1989, Dr. James served as Minister of Finance of Bermuda.

     FRANK MUTCH (age 68) has been a director of the Company and IPCRe since February 1996 and was a consultant with the law firm of Conyers, Dill & Pearman from 1994 to 2000, when he retired from that position. From 1981 to 1994, Mr. Mutch served as a partner of Conyers, Dill & Pearman.

     ANTHONY M. PILLING (age 66) has been a director of the Company and IPCRe since June 1998. Mr. Pilling has been President of One North (Bermuda) Ltd, which provides management and advisory services to companies and individuals, since 1991. From 1972 to 1991, Mr. Pilling practiced law with firms in Toronto, Calgary, and Vancouver, Canada.

     Your Board of Directors has determined the following directors to be "independent" directors under the rules of The Nasdaq Stock Market, Inc. during the time of their service on the board, based on its conclusion that they have no material relationship with IPC that would interfere with the exercise of their independent judgment: Kenneth L. Hammond, Clarence E. James, Frank Mutch and Anthony M. Pilling.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the year ended December 31, 2004, there were four meetings of your Board of Directors (including regularly scheduled and special meetings). All incumbent directors attended at least 75% of the aggregate of such meetings and of the meetings held by all committees of your Board of Directors of which they were a member. Commencing in July 2004, the independent directors began meeting alone following each regularly scheduled Board meeting. During 2004, two executive sessions of the independent directors were held.

     Your Board of Directors has established five standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Investment Committee and the Nominating Committee.

     AUDIT COMMITTEE. Commencing April 2004, the Audit Committee consisted of Messrs. Mutch, Hammond and Pilling. Mr. Hammond replaced Ms. Jackie M. Clegg on the Committee and Mr. Johnson resigned from the Committee in April 2004. Pursuant to its charter, the Audit Committee is responsible for meeting with the Company's independent accountants regarding, among other issues, audits and adequacy of the Company's accounting and control systems. The Audit Committee held six meetings during the year ended December 31, 2004. Since April 2004, the Audit Committee has been comprised entirely of independent directors.

     Mr. Hammond, one of our independent directors, has been designated by the Board as an "audit committee financial expert," as defined by applicable rules of the United States Securities and Exchange Commission ("SEC"), based on his prior experience as Chief Financial Officer of Trenwick Limited and his experience as President and Chief Executive Officer of ALAS, where he actively supervised ALAS's principal financial officer. Mr. Mutch, one of our independent directors, has also been designated by the Board as an "audit committee financial expert," as defined by applicable rules of the SEC, based on relevant experience acquired during the course of his 20-year legal career advising corporate clients, which required him to regularly review the financial statements of such clients. Since retiring from Conyers, Dill & Pearman in 2000, Mr. Mutch has continued his involvement in business by serving as a director and member of the audit committee of two companies with assets in excess of $1 billion.

     COMPENSATION COMMITTEE. Commencing April 2004, the Compensation Committee consisted of Messrs. James, Hammond, Mutch and Pilling. Mr. Johnson resigned from the Committee in April 2004. Since April 2004, the Compensation Committee has been comprised entirely of independent directors. The Compensation Committee has the authority to establish compensation policies and recommend compensation programs to the Board of Directors, including administering all stock option plans and incentive compensation plans of the Company. The Compensation Committee held one meeting during the year ended December 31, 2004.

     Effective April 2004, your Board of Directors approved the consolidation of the Stock Option and Stock Purchase Committee into the Compensation Committee and appointed Messrs. James, Hammond, Mutch and Pilling as members.

     EXECUTIVE COMMITTEE. During 2004, the Executive Committee consisted of Messrs. Johnson, Bryce and Mutch. The Executive Committee has the authority to oversee the general business and affairs of the Company to the fullest extent permitted by Bermuda law. The Executive Committee held 12 meetings during the year ended December 31, 2004.

     INVESTMENT COMMITTEE. Commencing April 2004, the Investment Committee consisted of Messrs. Pilling, Hammond, Johnson and Mutch. Mr. Hammond replaced Ms. Clegg on the Committee in April 2004. The Investment Committee is responsible for recommending asset allocations to the Board of Directors, approving the guidelines which provide standards to ensure portfolio liquidity and safety, and approving investment managers and custodians for portfolio assets. The Investment Committee held four meetings during the year ended December 31, 2004.

     NOMINATING COMMITTEE. The Nominating Committee was formed in April 2004 and consists of Messrs. Hammond, James, Mutch and Pilling. The Company has not engaged any third party for the purpose of identifying or evaluating candidates for the Board of Directors. The Nominating Committee is comprised entirely of independent directors. Pursuant to its charter, a copy of which is available on our website at http://www.ipcre.bm under "Financial Information -- Corporate Governance," the Nominating Committee is responsible for identifying individuals believed to be qualified to become directors and to recommend such individuals to the Board as nominees to stand for election as directors at the annual general meeting or to be appointed to fill casual vacancies of the Board. The Nominating Committee held one meeting during the year ended December 31, 2004.

     The Nominating Committee will consider nominees recommended by shareholders and will evaluate such nominees on the same basis as all other nominees. Shareholders who wish to submit nominees for director for consideration by the Nominating Committee for election at the 2006 Annual General Meeting may do so by submitting in writing such nominee's names, in compliance with the procedures described under "Shareholder Proposals for 2006 Annual Meeting" in this Proxy Statement.

     The criteria adopted by the Board to use in evaluating the suitability of all nominees for director include the following:

     - high personal and professional ethics, values and integrity;

     - education, skill and experience with reinsurance or other businesses and organizations that the Board deems relevant and useful;

     - ability and willingness to serve on any committees of the Board; and

     - ability and willingness to commit adequate time to the proper functioning of the Board and its committees.

DIRECTOR COMPENSATION

     During the year ended December 31, 2004, the Company compensated directors (other than any director who was an employee of the Company or IPCRe) in the amount of $12,000 per year and an additional $1,000 per meeting of your Board of Directors or any committee thereof, other than the Executive Committee, for which such directors were compensated in the amount of $500 per meeting attended by such director. In addition to the fees otherwise paid under the Administrative Services Agreement (as defined herein), the Company paid $50,000 to AICL for Mr. Johnson's services as Chairman of your Board of Directors in 2004.

     Beginning in June 2004, IPCRe began compensating directors (other than any director who was an employee at the Company or IPCRe) in the amount of $8,000 per year and an additional $500 per meeting of its Board of Directors or any committee thereof, other than the Executive Committee, for which such directors were compensated in the amount of $250 per meeting attended by such director.

       APPROVAL OF AMENDMENT TO THE IPC HOLDINGS, LTD. STOCK OPTION PLAN
                             (ITEM B ON PROXY CARD)

     The IPC Holdings, Ltd. Stock Option Plan (the "Option Plan") was adopted by your Board of Directors on February 15, 1996 and subsequently approved by the shareholders of the Company at the 1996 Annual General Meeting of Shareholders on February 15, 1996. The Option Plan was amended at the 1999 Annual General Meeting of Shareholders to increase the number of Common Shares covered by the Option Plan from 277,500 to 577,500 and to extend the period during which the Option Plan shall remain in effect from five years to ten years, so that it would expire on February 15, 2006. The Option Plan was amended again at the 2003 Annual General Meeting of Shareholders to increase the number of Common Shares covered by the Option Plan from 577,500 to 1,077,500 and to extend the period during which the Option Plan shall remain in effect, so that it would expire on February 15, 2008.

     Under the Option Plan, employees of the Company and its subsidiaries, including officers (whether or not directors), are eligible for the grant of options to purchase Common Shares of the Company. Directors who are not employees of the Company or any subsidiary are not eligible for the grant of options under the Option Plan. The Option Plan is administered and options are awarded by the Compensation Committee of your Board of Directors (the "Compensation Committee"), which has authority under the Option Plan to determine the timing of option grants, the number of options to be granted, the duration and vesting of the options, the exercise price and others terms and conditions of the options. Options may have a maximum term of ten years from the grant date. In the event of changes in the Common Shares by reason of capital adjustments, such as stock splits and recapitalizations, appropriate adjustments will be made in the exercise price and/or other terms of options. The Board of Directors retains the right to amend or terminate the Option Plan. An amendment or termination of the Option Plan may not adversely affect a participant's rights with respect to an outstanding option without such participant's consent. The Company has agreed that, upon the due and valid exercise of options granted under the Option Plan, it will issue the number of Common Shares covered by the exercised options. Such Common Shares will be issued from our authorized but unissued shares.

     The Option Plan currently covers 1,077,500 Common Shares and, as of March 31, 2005, options covering 902,045 Common Shares had been granted. Thus, as of that date, only 175,455 of the Option Plan's authorized shares remained available for awards. Of the options already awarded, options to purchase 622,125 Common Shares were outstanding as of March 31, 2005. If an award under the Option Plan expires or is forfeited, unexercised or unvested (whichever is the case), the Common Shares subject to such award are added to the number of Common Shares available for awards under the Option Plan. Your Board of Directors recommends that the Option Plan be amended (i) to increase the number of Common Shares covered by the Option Plan to 2,327,500 and (ii) to extend the period during which the Option Plan will remain in effect, unless sooner terminated by your Board of Directors, from February 15, 2008 to June 10, 2015 (these amendments, together, are referred to as the "Plan Amendment").

     Your Board of Directors has also decided to amend the Option Plan so that
(i) options granted under the plan may not be repriced, replaced, regranted through cancellation, or modified without shareholder approval, if the effect would be to reduce the exercise price for the shares underlying such award, and outstanding options that are underwater may not be cancelled for the purpose of granting a replacement award of a different type; and (ii) all future options are granted with an exercise price equal to no less than 100% of the then current fair market value of the Common Shares. Neither of these amendments require your vote and both changes will be implemented only in the event of shareholder approval of the Plan Amendment.

     As stated in the Option Plan, the purpose of the Option Plan is to enable the Company to provide eligible employees with an additional incentive to contribute to the success of the Company by giving such individuals an opportunity to acquire a proprietary interest in the Company as well as to attract persons of training, experience and ability. Your Board of Directors believes that the Plan Amendment furthers this purpose by making available sufficient shares to permit future awards by the Compensation Committee as a part of the Company's employee compensation program and believes the Plan Amendment is important to the success of the Company.

     Unless determined otherwise by the Compensation Committee, the right to exercise the options generally vests at a rate of 25% on each of the first four anniversaries of the date of grant. However, all options become immediately vested in the event of a "Change of Control." Under the Option Plan, a "Change of Control" is deemed to occur, in general, if (i) any person or group of persons (subject to certain limited exceptions) is or becomes the direct or indirect beneficial owner of 50% or more of the Company's then outstanding voting securities; (ii) during any two-year period, the directors at the beginning of the period (including replacements approved by two-thirds of such directors) cease to constitute a majority of the Board; (iii) the shareholders of the Company approve a merger, consolidation, amalgamation or reorganization or a court of competent jurisdiction approves a scheme of arrangement of the Company, other than such a transaction pursuant to which the shareholders of the Company retain at least 50% of the combined voting power of the voting securities of the Company or the surviving entity; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets.

     As a group, all current executive officers of the Company have received options with respect to 617,374 Common Shares. As a group, all current employees of the Company have received options with respect to 790,562 Common Shares. Mr. Bryce has received options with respect to 237,187 Common Shares under the Option Plan. Messrs. Fallon, Cozens and Weale have received options with respect to 136,750, 134,687 and 108,750 Common Shares, respectively, under the Option Plan. The closing price per share of the Common Shares on the Nasdaq National Market on April 22, 2005 was $38.20.

     Subject to exceptions for death, retirement and certain other situations, a participant under the Option Plan, whose employment with the Company or its subsidiaries is terminated, forfeits any unvested options.

     The Company also maintains the IPC Holdings, Ltd. 2003 Stock Incentive Plan (the "Incentive Plan") that was approved by our shareholders at the 2003 Annual General Meeting of Shareholders. The purpose of the Incentive Plan is to attract, retain and motivate our officers and employees. The maximum number of shares that may be issued under the Incentive Plan is 500,000 Common Shares, which may be granted in the form of restricted stock units ("RSUs") and vest at a rate of 25% on each of the first four anniversaries of the date of grant. As of March 31, 2005, RSUs covering 163,975 Common Shares had been granted and 336,025 RSUs remained available for awards. Of the RSUs already awarded, 106,100 were outstanding as of March 31, 2005. If an award under the Incentive Plan is forfeited, any Common Shares represented thereby are added back to the number of Common Shares available for awards under the plan.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN AMENDMENT TO THE IPC HOLDINGS, LTD. STOCK OPTION PLAN.

                    APPOINTMENT OF INDEPENDENT AUDITORS AND
                    AUTHORIZATION TO SET THEIR COMPENSATION
                             (ITEM C ON PROXY CARD)

     The appointment of independent auditors is subject to approval annually by the Company's shareholders. KPMG has served as the Company's and IPCRe's independent auditors since the Annual General Meeting on June 14, 2002. The Audit Committee and the Board of Directors have recommended the appointment of KPMG as our independent auditors for the fiscal year ending December 31, 2005 and the authorization of the Audit Committee to set the compensation for the independent auditors.

     Representatives of KPMG are expected to attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting. If approved, KPMG will serve as the Company's auditor until the Company's next Annual General Meeting for such compensation as the Audit Committee of your Board of Directors shall determine.

FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL 2004 AND 2003

     The following table shows information about fees paid by IPC and IPCRe Europe Limited to KPMG for services rendered for the fiscal years ended December 31, 2004 and 2003.

                                                                2004       2003
                                                              --------   --------
Audit Fees..................................................  $705,138   $251,083
Audit-Related Fees(1).......................................  $      0   $      0
Tax Fees(2).................................................  $  6,981   $  5,523
All Other Fees(3)...........................................  $206,366   $ 88,549

---------------

(1) Audit-related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the Audit Fees category.

(2) Tax Fees are fees paid in 2003 in respect of work performed to prepare the Irish corporate tax returns for IPCRe Europe Limited, a wholly-owned subsidiary of IPCRe, for the years ended December 31, 2001 and 2002.

(3) All Other Fees are fees related to clerical assistance provided in documenting the Company's internal control over financial reporting and disclosure required by Section 404 of the Sarbanes-Oxley Act of 2002.

     The Audit Committee pre-approved estimates in 2004 for all audit services and non-audit services provided to the Company by the independent auditors.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF KPMG AS THE COMPANY'S INDEPENDENT AUDITOR AND THE AUTHORIZATION OF THE AUDIT COMMITTEE TO SET THE COMPENSATION OF THE INDEPENDENT AUDITOR.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following descriptions summarize certain relationships and the terms of certain of the Company's agreements. Such summaries of agreements do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the relevant agreements. A copy of each such agreement (except for the administrative services agreement with AIG Insurance Management Services (Ireland) Ltd.) has been previously filed with the SEC and is listed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2004, a copy of which will be provided upon request. See "Additional Information."

OVERVIEW

     The Company was formed in May 1993 through the sponsorship of AIG, a holding company incorporated in Delaware, which through its subsidiaries is primarily engaged in a broad range of insurance, insurance-related activities and financial services in the United States and abroad. AIG purchased 24.4% of the initial share capital of the Company and an option (exercisable in specified circumstances) to obtain up to an additional 10% (on a fully diluted basis, excluding employee stock options) of the share capital of the Company. On December 12, 2001, the Company completed a follow-on public offering (the "Offering"), which is one of the circumstances in which AIG was permitted to exercise its option. In the Offering, 17,480,000 ordinary shares were sold by the Company (including the exercise of the over-allotment option of 2,280,000 shares) at $26.00 per share. Concurrent with the Offering, the Company sold 2,847,000 shares in a private placement to AIG at a price equal to the public offering price. Furthermore, AIG exercised its option referred to above, whereby it acquired 2,775,000 shares at an exercise price of $12.7746 per share. Immediately subsequent to the Offering, AIG owned 24.3% of the share capital of the Company.

     Since our formation, subsidiaries of AIG have provided administrative, investment management and custodial services to us and IPCRe. Our Secretary and Assistant Secretaries are also officers of subsidiaries and affiliates of AIG. In addition, the Chairman of your Board of Directors is an officer and director of several AIG affiliates and subsidiaries, including AICL. AIG has informed us that AIG presently intends to continue its share ownership in the Company for the foreseeable future.

CERTAIN BUSINESS RELATIONSHIPS

     ADMINISTRATIVE SERVICES. Our day-to-day administrative services are performed by AICL, an indirect wholly-owned subsidiary of AIG, pursuant to an administrative services agreement (the "Administrative Services Agreement"). Services and facilities provided pursuant to the Administrative Services Agreement include tax, legal and accounting services, office space in Bermuda, electronic data services and other services required by IPC in the ordinary course of business. The fees payable in connection with such administrative services are equal to 2.5% of the first $500 million of annual gross premiums written, 1.5% of the next $500 million of annual gross premiums written and 1.0% of any additional gross premiums written. The Administrative Services Agreement originally terminated on June 30, 2003 and was, pursuant to its terms, automatically renewed for a three-year term thereafter. The agreement currently terminates on June 30, 2006 and is automatically renewed thereafter for successive three-year terms unless prior written notice to terminate is delivered by or to AICL at least 180 days prior to the end of such three-year term. Fees payable for such administrative services totaled $9.3 million for the year ended December 31, 2004. In addition to such fees, IPC pays $50,000 per year to AICL for Mr. Johnson's services as Chairman of your Board of Directors. Mr. Johnson is the Chairman of AICL.

     IPCRe Europe Limited is party to an agreement with AIG Insurance Management Services (Ireland) Ltd. ("AIMS"), an indirect wholly-owned subsidiary of AIG, under which AIMS provides administrative services for an annual fee of approximately $46,000 per annum.

     INVESTMENT MANAGEMENT SERVICES. AIG Global Investment Corp. (Ireland) Ltd. ("AIGIC"), an indirect wholly-owned subsidiary of AIG, provides investment management services to IPC. AIGIC manages our investment portfolio, subject to our investment guidelines, pursuant to an investment advisory agreement (the "Investment Management Agreement"). The Investment Management Agreement has an open term and may be terminated by either party on 30 days prior written notice. We pay AIGIC different levels of monthly fees, which are based on the month-end market values of our various investment portfolios managed by AIGIC (fixed income and money market instruments, U.S. equities, global equities and hedge funds). The advisory fee totaled $2.2 million for the year ended December 31, 2004 . Due to the overall advisory fee paid to AIGIC, IPC receives a rebate (approximately $2.4 million in 2004) on the underlying management fees charged by AIG/Sun America to manage two equity funds in which we invest. The performance of AIGIC under the Investment Management Agreement is reviewed periodically by your Board of Directors. AIGIC has entered into a Sub-Advisory Agreement with AIG Global Investment Corp. Ltd. (Europe) ("AIGIC (Europe)"), an indirect wholly-owned subsidiary of AIG, pursuant to which AIGIC (Europe) advises AIGIC on the management of IPC's investment portfolio.

     CUSTODIAL SERVICES. AIG Global Investment Trust Services Limited ("AIGITS"), an indirect wholly-owned subsidiary of AIG based in Ireland, provides custodial services to us pursuant to a custodial agreement (the "Custodial Agreement"). The Custodial Agreement provides for an annual fee of 0.04% of the market value of the portfolio plus reimbursement of reasonable out-of-pocket expenses, including, but not limited to, legal fees. The Custodial Agreement has an open term and may be terminated by us or AIGITS on 90 days prior written notice. Fees incurred under the Custodial Agreement were $749,000 for the year ended December 31, 2004.

     UNDERWRITING SERVICES. The Company's subsidiary, IPCRe Underwriting Services Limited ("IPCUSL"), entered into an underwriting agency agreement with Allied World Assurance Company, Ltd ("AWAC"), a multi-line insurance and reinsurance company. AWAC is a wholly-owned subsidiary of Allied World Assurance Holdings, Ltd, in which AIG holds a 23.3% ownership interest. Under the agreement, IPCUSL underwrites, on an exclusive basis, property catastrophe treaty reinsurance written by AWAC. IPCUSL receives an agency commission of 6.5% of gross premiums written. The underwriting agency agreement is on a rolling three-year basis, which commenced on December 1, 2001, unless prior written notice to terminate is delivered by either party at least 90 days prior to December 1st of any given year. The agency commission earned during the year ended December 31, 2004 was approximately $4.3 million.

TRANSACTIONS IN THE ORDINARY COURSE OF BUSINESS WITH SHAREHOLDERS

     We have assumed premiums from companies affiliated with a shareholder of the Company. Premiums assumed from subsidiaries of AIG were approximately $34.8 million for the year ended December 31, 2004. Premiums ceded to a subsidiary of AIG during the same period were approximately $1.3 million.

                     BENEFICIAL OWNERSHIP OF COMMON SHARES

     The table below sets forth certain information as of April 25, 2005 (unless otherwise specified) with respect to the beneficial ownership of Common Shares by each person who is known to the Company, based on filings made by such person under Section 13(d) and Section 13(g) of the Exchange Act, to own beneficially more than 5% of the outstanding Common Shares, each person currently serving as a director of the Company, each nominee for director, the Chief Executive Officer, each of the four most highly compensated executive officers of the Company other than the Chief Executive Officer (the "Named Executive Officers") and all directors and executive officers as a group.

                                                              BENEFICIAL OWNERSHIP(1)
                                                              -----------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                            NUMBER        PERCENT
------------------------------------                          ----------      -------
American International Group, Inc. .........................  11,722,000(2)    24.3%
  70 Pine Street
  New York, New York 10270
Wellington Management Company, LLP..........................   4,781,985(3)     9.9%
  75 State Street
  Boston, Massachusetts 02109
FMR Corp. ..................................................   4,539,813(4)     9.4%
  82 Devonshire Street
  Boston, Massachusetts 02109
Pzena Investment Management, LLC............................   4,712,710(5)     9.8%
  120 West 45th Street, 34th Floor
  New York, New York 10036
Vanguard Windsor Funds......................................   2,739,200(6)     5.7%
  100 Vanguard Blvd.
  Malvern, Pennsylvania 19355
James P. Bryce..............................................     137,842(7)        *
Joseph C.H. Johnson.........................................          --           *
Kenneth L. Hammond..........................................          --           *
Dr. the Honourable Clarence Eldridge James..................          --           *
Frank Mutch.................................................       2,000           *
Anthony M. Pilling..........................................          --           *
Peter J.A. Cozens...........................................      28,418(8)        *
Stephen F. Fallon...........................................      85,062(9)        *
John R. Weale...............................................      61,725(10)       *
Dennis J. Higginbottom......................................      12,058(11)       *
All directors and executive officers as a group.............     327,105           *

---------------
  *  Less than 1% of the outstanding Common Shares.

 (1) In accordance with the rules of the SEC, a person is deemed to have "beneficial ownership" of Common Shares that such person has the rights to acquire within 60 days. For purposes of calculating percent ownership, each person's holdings have been calculated assuming full exercise of outstanding options exercisable by such person within 60 days, but not the exercise of options held by any other person. All amounts listed represent sole investment and voting power unless otherwise indicated.

 (2) Reflects information reported in Amendment No. 3, filed December 19, 2001, to a Schedule 13D. Mr. Johnson, the Chairman of the Board of Directors of the Company and IPCRe, is the Chairman of AICL and an officer and director of various other AIG subsidiaries and affiliates. Until July 19, 2004 Mr. Johnson served as President, and until March 28, 2005 he served as a director, of Starr International Company, Inc., a private holding company ("SICO"), which has the right to vote approximately 12.0% of the outstanding shares of common stock of AIG. SICO beneficially owns 1,250,000 Common Shares of the Company. AIG disclaims any beneficial interest in the Common Shares of the Company owned by SICO.

 (3) Reflects information reported in Amendment No. 9 to a Schedule 13G filed February 14, 2005. Wellington Management Company, LLP has shared voting power over 1,741,185 Common Shares and has shared dispositive power over 4,781,985 Common Shares.

 (4) Reflects information reported in Amendment No. 5 to a Schedule 13G filed February 14, 2005. FMR Corp. is a parent holding company that holds sole voting and dispositive voting power for Common Shares held by three subsidiaries, one of whom, Fidelity Low Priced Stock Fund, an investment company registered under the Investment Company Act of 1940, held 3,531,000 shares or 7.770% of our total outstanding Common Shares at December 31, 2004.

 (5) Reflects information reported in Amendment No. 1 to a Schedule 13G filed February 11, 2005.

 (6) Reflects information reported in Amendment No. 8 to a Schedule 13G filed February 11, 2005. Wellington Management Company, LLP is an investment adviser; one of its clients is Vanguard Windsor Funds. Vanguard shares with Wellington dispositive power for all of its Common Shares with Wellington, which are included in the number of Common Shares beneficially owned by Wellington (see Footnote 3).

 (7) Includes 324 Common Shares that are held by the IRA trustee for Mr. Bryce's wife, for which Mr. Bryce disclaims beneficial ownership, and 61,250 Common Shares issuable upon the exercise of options.

 (8) Includes 6,250 Common Shares issuable upon the exercise of options.

 (9) Includes 76,750 Common Shares issuable upon the exercise of options.

(10) Includes 51,500 Common Shares issuable upon the exercise of options.

(11) Includes 11,875 Common Shares issuable upon the exercise of options. Retired as an officer of IPC on July 31, 2004.

                               EXECUTIVE OFFICERS

     The executive officers of the Company and IPCRe are elected by and serve at the discretion of your Board of Directors. The name, age, principal occupation and certain other information regarding the current executive officers of the Company and IPCRe as of March 31, 2005 were as follows:

     JAMES P. BRYCE (age 56) has been President and Chief Executive Officer of the Company and IPCRe since July 2000 and a director of the Company and IPCRe since June 6, 2000. Mr. Bryce was Senior Vice President of the Company from July 1996 to July 2000 and was Senior Vice President -- Underwriting (Chief Underwriting Officer) of IPCRe from its inception in 1993 to July 2000. Between November 1992 and June 1993, Mr. Bryce was a Vice President in the Reinsurance Division of AIG Europe (UK) Limited in London; between December 1990 and November 1992, Mr. Bryce was Far East Regional Manager for Transatlantic Reinsurance Company (Hong Kong). From July 1985 to November 1990, Mr. Bryce was Far East Regional Manager for Transatlantic Reinsurance Company (Tokyo), and from July 1985 to July 1993, Mr. Bryce served as a director of AIG Reinsurance Services Limited (Hong Kong).

     PETER J.A. COZENS (age 57) was appointed Senior Vice President of the Company and IPCRe on February 10, 2004, having served as Vice President of IPCRe since March 1995. From June 1993 to March 1995, Mr. Cozens was the London representative of IPC. Mr. Cozens previously served from September 1981 to May 1993 as Group Non-Marine Underwriter of the English & American Group, and from August 1963 to August 1981 with the Sir Philip D'Ambrumenil Syndicate at Lloyd's, where his responsibilities were those of Deputy Treaty Underwriter.

     STEPHEN F. FALLON (age 48) was appointed Senior Vice President of the Company on February 10, 2004, having served as Senior Vice President of IPCRe since December 2001. From October 1997 to December 2001, Mr. Fallon served as Vice President of IPCRe. From June 1996 through October 1997, Mr. Fallon was a Senior Vice President of Folksamerica Reinsurance Company, and from November 1985 to June 1996, Mr. Fallon was a Senior Vice President and Director of Christiania General Insurance Corporation of New York.

     JOHN R. WEALE (age 46) was appointed Senior Vice President and Chief Financial Officer of the Company and IPCRe on February 19, 2002. Since July 1996, Mr. Weale had served as Vice President and Chief Financial Officer of the Company and IPCRe. Prior to joining IPC, Mr. Weale spent over 13 years with AICL in Bermuda, serving in a variety of positions, the most recent being Vice President -- Offshore Management Services.

                             EXECUTIVE COMPENSATION

     The following table sets forth, in summary form, compensation for all services rendered in all capacities to the Company and IPCRe for the years ended December 31, 2004, 2003 and 2002, respectively, by the Chief Executive Officer of the Company and IPCRe and by the Named Executive Officers. Positions listed in the table set forth below are held with both the Company and IPCRe.

                                                             SUMMARY COMPENSATION TABLE
                               --------------------------------------------------------------------------------------
                                                                                      LONG-TERM
                                                                                 COMPENSATION AWARDS
                                                ANNUAL COMPENSATION            -----------------------
                                        ------------------------------------   RESTRICTED   SECURITIES
                                                              OTHER ANNUAL       STOCK      UNDERLYING    ALL OTHER
                               FISCAL   SALARY     BONUS     COMPENSATION(1)    UNITS(2)     OPTIONS     COMPENSATION
NAMES AND PRINCIPAL POSITION    YEAR       $         $              $              $            #             $
----------------------------   ------   -------   --------   ---------------   ----------   ----------   ------------
James P. Bryce...............   2004    500,000   275,000        160,818       1,006,250      40,000        45,000(3)
President & Chief               2003    445,000   275,000        158,035         629,800      30,000        32,000(3)
Executive Officer               2002    382,500   200,000        154,018               0      35,000        11,000(3)
Stephen F. Fallon............   2004    295,000   200,000        167,687         452,813      25,000        34,750(4)
Senior Vice President           2003    268,000   200,000        152,207         314,900      20,000        33,400(4)
                                2002    235,500   130,000        143,599               0      25,000        11,775(4)
Peter J.A. Cozens............   2004    295,000   200,000        182,738         342,125      25,000        20,000(5)
Senior Vice President           2003    259,500   200,000        181,440         236,175      15,000        20,000(5)
                                2002    227,000   120,000        157,528               0      20,000             0(5)
John R. Weale................   2004    253,000   150,000        134,647         342,125      25,000        32,650(4)
Senior Vice President & Chief   2003    230,000   150,000        145,857         236,175      15,000        31,500(4)
Financial Officer               2002    189,250   100,000        131,423               0      20,000         9,463(4)
Dennis J. Higginbottom.......   2004    123,931         0         91,776         231,438      16,500         8,104(5)
Vice President & Secretary(6)   2003    181,000   100,000        160,960         157,450      15,000        18,100(5)
                                2002    153,600    60,000        163,119               0      10,000             0(5)

---------------

(1) Other annual compensation includes amounts for reimbursement of certain travel expenses, property management expenses, housing allowances, utilities, club dues, cost of living allowances and education expenses for the fiscal years ended 2004, 2003 and 2002. The housing allowance paid to Mr. Bryce in the fiscal years ended 2004, 2003 and 2002 was $87,654; $83,268; and $88,362, respectively. The housing allowance paid to Mr. Fallon in the fiscal years ended 2004, 2003 and 2002 was $79,185; $68,500; and $78,870, respectively. The housing allowance paid to Mr. Cozens in the fiscal years ended 2004, 2003 and 2002 was $104,268; $112,113; and $107,337,
    respectively. The housing allowance paid to Mr. Weale in the fiscal years ended 2004, 2003 and 2002 was $70,375; $73,250; and $78,943, respectively.
    The housing allowance paid to Mr. Higginbottom in the fiscal years ended 2004, 2003 and 2002 was $59,318; $101,362; and $106,726, respectively. The cost of living allowance paid to Mr. Bryce in the fiscal years ended 2004, 2003 and 2002 was $64,680; $64,620; and $57,216, respectively. The cost of living allowance paid to Mr. Fallon in the fiscal years ended 2004, 2003 and 2002 was $66,972; $62,076; and $49,881, respectively. The cost of living allowance paid to Mr. Cozens in the fiscal years ended 2004, 2003 and 2002 was $70,580; $64,344; and $50,190, respectively. The cost of living allowance paid to Mr. Weale in the fiscal years ended 2004, 2003 and 2002 was $55,992; $52,356; and $39,186, respectively. The cost of living allowance paid to Mr. Higginbottom in the fiscal years ended 2004, 2003 and 2002 was $28,848; $27,312; and $36,273, respectively.

(2) Each Restricted Stock Unit ("RSU") represents the right to receive one newly-issued, fully paid and non-assessable Common Share of the Company at a future date. Each award vests at a rate of 25% on the dates specified in the award agreement in each of the first through fourth years following the year of the grant. The amount shown in the table above represents the value of the award, calculated by multiplying the number of units granted by the closing market price of the Company's common stock on the date of the grant. Portions of the award not vested may be subject to forfeiture under certain conditions and dividends are not paid on unvested RSUs. In 2004, Messrs. Bryce, Fallon, Cozens, Weale and Higginbottom were granted RSUs of 25,000; 11,250; 8,500; 8,500; and 5,750, respectively. The number and aggregate value of all RSU holdings at December 31, 2004, based on the closing market price per share of our Common Shares at such date of $43.51, for each of the Named Executive Officers was as follows: Mr. Bryce had 40,000 RSUs with a value of $1,740,400; Mr. Fallon had 18,750 RSUs with a value of $815,813; Mr. Cozens had 14,125 RSUs with a value of $614,579; and Mr. Weale had 14,125 RSUs with a value of $614,579. All of Mr. Higginbottom's RSUs vested upon his retirement.

(3) Represents employer contributions pursuant to a deferred compensation agreement and the IPCRe Supplementary Executive Retirement Plan. See "Executive Compensation -- Pension Benefits".

(4) Represents employer contributions to the IPCRe Defined Contribution Retirement Plan and the IPCRe Supplementary Executive Retirement Plan. See "Executive Compensation -- Pension Benefits".

(5) Represents employer contributions to the IPCRe Supplementary Executive Retirement Plan. See "Executive Compensation -- Pension Benefits".

(6) Retired as an officer of IPC on July 31, 2004.

OPTION PLAN

     The Company currently maintains the Option Plan that provides for the issuance of Common Shares to officers and other employees. This compensation plan was approved by the Company's shareholders on February 15, 1996, was amended in 1999 and 2003 to increase the number of Common Shares covered by the plan and extend the Option Plan's effective period and is being proposed to be amended as described under "Approval of Amendment to the IPC Holdings Ltd. Stock Option Plan" in this Proxy Statement. The following table sets forth information regarding outstanding options and shares available for future issuance under this plan as of December 31, 2004:

                            OPTION PLAN INFORMATION

                                               (A)                  (B)                     (C)
                                            NUMBER OF         WEIGHTED-AVERAGE     NUMBER OF SECURITIES
                                         SECURITIES TO BE      EXERCISE PRICE     REMAINING AVAILABLE FOR
                                           ISSUED UPON         OF OUTSTANDING      FUTURE ISSUANCE UNDER
                                           EXERCISE OF            OPTIONS,       EQUITY COMPENSATION PLANS
                                       OUTSTANDING OPTIONS,       WARRANTS         (EXCLUDING SECURITIES
                                       WARRANTS AND RIGHTS       AND RIGHTS      REFLECTED IN COLUMN (A))
PLAN CATEGORY                          --------------------   ----------------   -------------------------
-------------
Option Plan approved by security
  holders............................        474,625               $31.43                 344,455
Equity compensation plans not
  approved by security holders.......             --                   --                      --
                                             =======               ======                 =======
Total................................        474,625               $31.43                 344,455

     The following table sets forth information concerning awards of stock options under the Company's Option Plan made to the Company's Chief Executive Officer and to the Named Executive Officers during the year ended December 31, 2004.

                             OPTION GRANTS IN 2004

                                            INDIVIDUAL GRANTS
                        ----------------------------------------------------------   POTENTIAL REALIZABLE
                        NUMBER OF                                                      VALUE AT ASSUMED
                          COMMON                                                        ANNUAL RATE OF
                          SHARES      PERCENT OF                                      COMMON SHARE PRICE
                        UNDERLYING   TOTAL OPTIONS   EXERCISE OR                       APPRECIATION FOR
                         OPTIONS      AWARDED TO     BASE PRICE                           OPTION TERM
                         GRANTED     EMPLOYEES IN     PER SHARE      EXPIRATION      ---------------------
NAME                       (#)        FISCAL 2004      ($/SH)          DATE(1)        5% ($)     10% ($)
----                    ----------   -------------   -----------   ---------------   --------   ----------
James P. Bryce........    40,000         23.8%         $38.90      January 2, 2014   $978,560   $2,479,863
Stephen F. Fallon.....    25,000         14.9%         $38.90      January 2, 2014    611,600    1,549,915
Peter J.A. Cozens.....    25,000         14.9%         $38.90      January 2, 2014    611,600    1,549,915
John R. Weale.........    25,000         14.9%         $38.90      January 2, 2014    611,600    1,549,915
Dennis J.
  Higginbottom........    16,500          9.8%         $38.90      January 2, 2014    403,656    1,022,944

---------------

(1) The options listed above were granted on January 2, 2004. All options vest at a rate of 25% on each of the first through fourth anniversaries of the date of grant for as long as the employee remains employed by the Company. Options become exercisable once vested.

     The following table sets forth information concerning the aggregated option exercises in IPC's last fiscal year and the number of unexpired stock options outstanding at December 31, 2004 and the value of any unexercised in-the-money stock options at such time held by the Chief Executive Officer of the Company and by the Named Executive Officers.

 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT DECEMBER
                                    31, 2004

                                                                NUMBER OF
                                                          SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                         SHARES ACQUIRED    VALUE          AT FISCAL YEAR-END              AT FISCAL YEAR-END
                           ON EXERCISE     REALIZED     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE(1)
NAME                           (#)           ($)                   (#)                            ($)
----                     ---------------   --------   -----------------------------   ----------------------------
James P. Bryce.........      11,750        $307,461           35,000/85,000               $1,045,800/2,858,025
Stephen F. Fallon......           0        $      0           55,000/56,750               $1,157,653/1,882,975
Peter J.A. Cozens......      13,750        $249,800                0/48,750               $        0/1,658,325
John R. Weale..........           0        $      0           35,000/47,750               $  862,978/1,637,325
Dennis J.                     9,250        $160,005                0/11,875               $         0/ 379,863
  Higginbottom.........

---------------

(1) Aggregate market value is based on the closing sale price of $43.51 per Common Shares on December 31, 2004, less the aggregate exercise price.

PENSION BENEFITS

     MR. BRYCE. Pursuant to an individual pension arrangement with IPCRe, Mr. Bryce is entitled to a lifetime annual supplemental benefit, payable monthly, commencing upon his attaining age 65, equal to 0.925% of covered compensation plus 1.425% of average final compensation in excess of covered compensation multiplied by his years of credited service from April 1, 1985 (the date from which Mr. Bryce's credited service had previously been calculated under the AIG Retirement Plan in which he participated until December 1, 1995). Covered compensation is equal to 150% of the average of the Social Security taxable wage bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which Mr. Bryce will attain Social Security retirement age (currently age 65). At December 31, 2004, Mr. Bryce's covered compensation was $87,900. Covered compensation pursuant to Mr. Bryce's pension arrangement with IPCRe increases each year as Social Security taxable wage bases increase. Average final compensation is defined as his highest average base pay for any three consecutive years in the 10-year period prior to his attaining age 65. Mr. Bryce had 19.75 years of credited service at December 31, 2004.

     The following table shows the estimated annual retirement benefits that would be payable to Mr. Bryce assuming normal retirement (age 65). There will be no offset applied against the benefit amount, except that benefits under this plan will be reduced by $17,941 of annual benefits Mr. Bryce will receive under the AIG Retirement Plan referred to above (but not by amounts received under the deferred compensation arrangement described in the next paragraph).

                            BRYCE PENSION PLAN TABLE

                                                     YEARS OF CREDITED SERVICE
                                      --------------------------------------------------------
REMUNERATION                             15          20          25          30          35
------------                          --------    --------    --------    --------    --------
$125,000............................  $ 20,126    $ 26,835    $ 33,544    $ 40,253    $ 46,961
 150,000............................    25,470      33,960      42,450      50,940      59,430
 175,000............................    30,814      41,085      51,356      61,628      71,899
 200,000............................    36,158      48,210      60,263      72,315      84,368
 225,000............................    41,501      55,335      69,169      83,003      96,836
 250,000............................    46,845      62,460      78,075      93,690     109,305
 300,000............................    57,533      76,710      95,888     115,065     134,243
 400,000............................    78,908     105,210     131,513     157,815     184,118
 450,000............................    89,595     119,460     149,325     179,190     209,055
 500,000............................   100,283     133,710     167,138     200,565     233,993

     Mr. Bryce has also entered into a deferred compensation arrangement with IPCRe pursuant to which Mr. Bryce may defer a portion of his salary and IPCRe will contribute a matching amount equal to the lesser of 5% of his salary or the maximum allowable deferral permitted by Section 402(g) of the Code (which was $13,000 in 2004) with respect to plans established under Section 401(k).

     MR. COZENS. Pursuant to an individual pension arrangement with IPCRe, Mr. Cozens is entitled to a lifetime annual benefit, payable monthly, commencing upon his attaining age 65. The annual amount of such benefit will equal 1.67% of Mr. Cozens' base pay for the twelve months prior to his attaining age 65 multiplied by his years of credited service from April 1, 1995. Compensation under Mr. Cozens' pension arrangement only includes base pay. Mr. Cozens had
9.75 years of credited service at December 31, 2004.

     The following table shows the estimated annual retirement benefits that would be payable to Mr. Cozens assuming normal retirement (age 65). There will be no offset applied against the benefit amount.

                           COZENS PENSION PLAN TABLE

                                                     YEARS OF CREDITED SERVICE
                                      --------------------------------------------------------
REMUNERATION                             15          20          25          30          35
------------                          --------    --------    --------    --------    --------
$125,000............................  $ 31,313    $ 41,750    $ 52,188    $ 62,625    $ 73,063
 150,000............................    37,575      50,100      62,625      75,150      87,675
 175,000............................    43,838      58,450      73,063      87,675     102,288
 200,000............................    50,100      66,800      83,500     100,200     116,900
 225,000............................    56,363      75,150      93,938     112,725     131,513
 250,000............................    62,625      83,500     104,375     125,250     146,125
 300,000............................    75,150     100,200     125,250     150,300     175,350
 400,000............................   100,200     133,600     167,000     200,400     233,800
 450,000............................   112,725     150,300     187,875     225,450     263,025
 500,000............................   125,250     167,000     208,750     250,500     292,250

     MR. HIGGINBOTTOM. Mr. Higginbottom retired from the Company on July 31, 2004 with 24.33 years of credited service. His average base pay was $172,178, which entitled Mr. Higginbottom to an annual lifetime supplemental benefit of $36,920. Pursuant to the terms of his pension arrangement with the Company, Mr. Higginbottom elected to receive his retirement benefit in the form of a one-time lump sum payment of $524,143, which the Company remitted to him on July 2, 2004. After making such payment, the Company has no further pension benefit obligations to Mr. Higginbottom.

     DEFINED CONTRIBUTION RETIREMENT PLAN. Messrs. Weale and Fallon have been eligible to participate in the IPCRe Defined Contribution Retirement Plan since January 1, 1997 and May 1, 1998, respectively. Pursuant to this plan, which is not intended to qualify for tax-favored treatment under the Code, each participant defers 5% of his salary (as determined each year) and IPCRe contributes a matching amount. Amounts contributed pursuant to the plan are invested, among the investment options available thereunder, at the discretion of the employee. Participants are fully vested at all times in both their own and IPCRe's contributions on their behalf to the plan. Participants may begin to receive distributions from their accounts upon regular retirement at age 65, early retirement at age 55 or thereafter (at the election of the member employee), death or disability (as defined in the plan).

     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. IPCRe has a supplemental executive retirement plan ("SERP") for the purpose of providing certain retirement benefits to IPCRe's executive officers and other corporate officers approved by IPCRe's Board of Directors. Pursuant to this plan, IPCRe contributes 10% of the participant's salary each year that the plan is in effect, subject to a maximum annual contribution per participant of $20,000. Amounts contributed pursuant to the plan are invested, among the investment options available thereunder, at the discretion of the employee. Participants are fully vested at all times in IPCRe's contributions on their behalf to the plan. Participants may begin to receive distributions from their accounts upon regular retirement at age 65, early retirement at age 55 or thereafter (at the election of the member employee), death or disability (as defined in the plan).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of your Board of Directors has responsibility to review and to recommend to your Board of Directors the compensation of IPC's officers. None of the members of the Compensation Committee is an employee of the Company. Mr. Johnson resigned from the Compensation Committee in April 2004, and is the Chairman of AICL. Pursuant to the Administrative Services Agreement, IPC paid fees to AICL of $9.3 million and $7.8 million, respectively, for the years ended December 31, 2004 and 2003 for administrative and other services as described herein. In addition to such fees, the Company pays $50,000 per year to AICL for Mr. Johnson's services as Chairman of your Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report of the Compensation Committee and the performance graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report or the performance graph by reference therein.

     Since April 2004, the Compensation Committee of your Board of Directors has been comprised entirely of independent directors. Mr. Johnson resigned from the Compensation Committee in April 2004.

     The Compensation Committee has the authority to establish compensation policies and recommend compensation programs to the Board of Directors, including administering any stock option plans and incentive compensation plans of the Company. The Compensation Committee's objectives in determining compensation are to ensure that the Company has compensation programs and policies that:

     - attract and retain experienced and talented personnel,

     - maximize shareholder value over the long term, and

     - align the financial interests of management with those of the Company's shareholders.

     The Company's compensation program is structured to support the human resources requirements of its business. The Company seeks to attract and retain qualified executives who are creative, motivated and dedicated. With respect to its executive officers, the Company competes with reinsurance companies worldwide, although primarily with companies based in Bermuda, North America and the United Kingdom.

     Each executive officer's total compensation is reviewed at least annually and is generally comprised of five components: base salary, an annual cash bonus, certain expense allowances, stock option awards and restricted stock awards. In order to remain competitive with the market, the Compensation Committee reviews the Company's compensation programs as needed. In determining the amount and type of compensation awarded to each executive officer, the Compensation Committee does not apply any specific formula. The Compensation Committee determines the level of compensation and incentive awards based on a number of factors, including:

     - the Company's financial performance,

     - the Company's combined loss and expense ratio,

     - the maintenance of the A+ (Superior) rating from A.M. Best Company,

     - the maintenance of the A+ rating from Standard & Poor's,

     - the executive officer's individual performance, and

     - the level of competitive activity for the services of experienced and talented people in the reinsurance industry.

     The Compensation Committee continues to believe that the financial success and exceptional performance of the Company has been largely attributable to the effectiveness and leadership of its President and Chief Executive Officer and senior management. Specifically, the Company's President and Chief Executive Officer, James P. Bryce, was granted an increase in base salary from $445,000 in 2003 to $500,000 per annum for 2004 and a cash bonus of $275,000. In addition, Mr. Bryce was granted options to purchase 40,000 Common Shares of the Company effective January 2, 2004, 25% of which became exercisable on January 2, 2005, and 25% of which will become exercisable on each of January 2, 2006, January 2, 2007 and January 2, 2008. Mr. Bryce was also granted 25,000 Restricted Stock Units, 25% of which vested on January 2, 2005, and 25% of which will vest on each of January 2, 2006, January 2, 2007 and January 2, 2008. Before recommending to the full Board Mr. Bryce's total compensation for 2004, the Compensation Committee considered all of the factors described above, including his effective leadership and representation of the Company, the Company's total net income, earnings per share and the consistent, high-quality combined loss and expense ratio. All of these factors were considered in light of a year in which the industry experienced numerous challenges and a record level of losses from natural disasters worldwide.

C.E. James (Chairman)
K. L. Hammond
F. Mutch
A.M. Pilling

AUDIT COMMITTEE REPORT

     The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

     The role of the Audit Committee is to assist the Board of Directors in its oversight of IPC's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are "independent," as required by the applicable listing standards of The Nasdaq Stock Market, Inc. In early 2004, Mr. Johnson and Ms. Clegg served on the Audit Committee. Ms. Clegg resigned from the Board as of March 1, 2004 and was replaced in April 2004 by Mr. Hammond. Mr. Johnson resigned from the Audit Committee in April 2004 and was not replaced.

     The Audit Committee operates pursuant to a Charter that was last amended and restated by the Board on April 20, 2004. A copy of the Charter of the Audit Committee is available on our website at http://www.ipcre.bm under "Financial Information -- Corporate Governance." As set forth in the Audit Committee's Charter, the management of IPC is responsible for the preparation, presentation and integrity of IPC's financial statements, IPC's accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing IPC's financial statements, reviews of IPC's quarterly financial statements, annually auditing management's assessment of the effectiveness of internal controls over financial reporting and other procedures. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

     In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to IPC is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors.

     Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in IPC's Annual Report on Form 10-K for the year ended December 31, 2004 to be filed with the SEC.

F. Mutch (Chairman)
K.L. Hammond
A.M. Pilling

PERFORMANCE GRAPH

     The following graph shows the cumulative total return, including reinvestment of dividends, on the Common Shares compared to such return for Standard & Poor's 500 Composite Stock Price Index ("S&P 500"), and SNL Securities' Insurance Index -- Property and Casualty ("SNL Property & Casualty") for the period beginning on December 31, 1999 and ending on December 31, 2004, assuming $100 was invested on December 31, 1999. Each measurement point on the graph represents the cumulative shareholder return as measured by the last reported sale price at the end of each quarter during the relevant period.

                            TOTAL RETURN PERFORMANCE

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------------
                       12/31/99   12/31/00   12/31/01   12/31/02   12/31/03   12/31/04
--------------------------------------------------------------------------------------
 IPC Holdings, Ltd.     100.00     141.18     200.34     213.47     269.01     307.68
 S&P 500*               100.00      91.20      80.42      62.64      80.62      89.47
 SNL Property &
   Casualty
   Insurance Index      100.00     143.42     143.11     134.23     166.08     182.04

* Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2005. Used with permission. All rights reserved. crsp.com.

                           SHAREHOLDER COMMUNICATION

     Shareholders may communicate directly with members of the Board of Directors by writing to the Board of Directors, as a group or individually, at the executive offices of the Company. Except as provided below, if any written communication is received by the Company and addressed to the Board of Directors of IPC Holdings, Ltd., any committee of the Board or one or more named directors (or addressed to the Secretary of the Company with a request to be forwarded to one or more members of the Board of Directors), the Secretary of the Company shall be responsible for promptly forwarding the correspondence to the appropriate Board member(s). Obvious marketing materials or other general solicitations will not be forwarded. Directors will generally respond in writing, or cause the Company to respond, to bona fide shareholder communications that express legitimate concerns or questions about IPC.

     The Company's policy on directors attending the Annual General Meeting is that all directors should be invited but are not required to attend. Three directors attended the 2004 Annual General Meeting.

             SHAREHOLDER PROPOSALS FOR 2006 ANNUAL GENERAL MEETING

     If you wish to submit a proposal to be considered for inclusion in the proxy materials for the 2006 Annual General Meeting or propose a nominee for the Board of Directors, please send it to the Secretary, IPC Holdings, Ltd., American International Building, 29 Richmond Road, Pembroke HM 08, Bermuda. Under the rules of the SEC, proposals must be received no later than December 29, 2005 to be eligible for inclusion in the 2006 Annual General Meeting proxy statement. If a shareholder wishes to submit a proposal to the 2006 Annual General Meeting without including such proposal in the proxy statement for that meeting, that proposal will be considered untimely if the Company is not notified of such proposal by March 14, 2006. In that case, the proxies solicited by your Board of Directors will confer discretionary authority on the persons named in the accompanying form of proxy to vote on that proposal as they see fit.

                            SOLICITATION OF PROXIES

     The cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail, and may be made by directors, officers and employees, personally or by telephone or telegram. Proxy cards and materials also will be distributed to beneficial owners of Common Shares through brokers, custodians, nominees and other parties, and the Company expects to reimburse such parties for their charges and expenses. W.F. Doring & Co., Inc. has been retained to assist the Company in the solicitation of proxies at a fee not expected to exceed $3,500, plus out-of-pocket expenses.

                                 OTHER MATTERS

     Other than the approval of the minutes from the 2004 Annual General Meeting, your Board of Directors does not know of any matters which may be presented at the Annual General Meeting other than those specifically set forth in the Notice of Annual General Meeting attached hereto. If matters other than those set forth in the Notice of Annual General Meeting come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in their discretion with respect to such matters.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Executive officers and directors of the Company are subject to the reporting requirements of Section 16 of the Exchange Act. The Company believes that during 2004 all filing requirements applicable to its officers and directors were complied with.

                             ADDITIONAL INFORMATION

     THE COMPANY WILL FURNISH, WITHOUT CHARGE TO ANY SHAREHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES INCORPORATED THEREIN BY REFERENCE TO THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS) FOR THE YEAR ENDED DECEMBER 31, 2004, FILED WITH THE SEC. A COPY OF SUCH REPORT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY AT AMERICAN INTERNATIONAL BUILDING, 29 RICHMOND ROAD, PEMBROKE HM 08, BERMUDA,
ATTENTION: WESLEY D. DUPONT, SECRETARY. Each such request must include a representation that, as of March 31, 2005, the person making the request was a beneficial owner of Common Shares entitled to vote at the Annual General Meeting. The Annual Report on Form 10-K, and all of the Company's filings with the SEC, can be accessed through our website at http://www.ipcre.bm under "Financial Information." As permitted by the SEC's rules, the Company will not furnish any exhibits to its Annual Report on Form 10-K without charge, but will provide with such report a list of such exhibits and information about its charges for providing them.

                                                       MMMMMMMMMMMM
IPC HOLDINGS, LTD.
                                                       000000000.000 ext
MR A SAMPLE                                            000000000.000 ext
DESIGNATION (IF ANY)                                   000000000.000 ext
ADD 1                                                  000000000.000 ext
ADD 2                                                  000000000.000 ext
ADD 3                                                  000000000.000 ext
ADD 4                                                  000000000.000 ext
ADD 5
ADD 6                                                  C 1234567890 J N T

!123456564525!

                                         [ ] Mark this box with an X if you have
                                             made changes to your name or
                                             address details above.


--------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
--------------------------------------------------------------------------------

A ELECTION OF DIRECTORS

1. Item A -- Election of Nominees: to elect Directors of the Company to hold office until the Company's next Annual General Meeting of Shareholders or until their successors are elected or appointed or their office is otherwise vacated.

                                       FOR      WITHHOLD
01 -- Joseph C.H. Johnson              [ ]        [ ]
                                                           ----------

02 -- James P. Bryce                   [ ]        [ ]
                                                           ----------

03 -- Kenneth L. Hammond               [ ]        [ ]
                                                           ----------

04 -- Dr. the Honourable Clarence
          Eldridge James               [ ]        [ ]
                                                           ----------

05 -- Frank Mutch                      [ ]        [ ]
                                                           ----------

06 -- Anthony M. Pilling               [ ]        [ ]
                                                           ----------

To cumulate votes, place the number of votes for a director on the line next to such director's name.

B ISSUES

THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE PROPOSALS LISTED BELOW.

                                                                        FOR         AGAINST         ABSTAIN
2.    Item B -- Approval of amendments to the IPC Holdings, Ltd.        [ ]           [ ]             [ ]
      Stock Option Plan.

3.    Item C -- Appointment and Remuneration of Independent             [ ]           [ ]             [ ]
      Auditors: to appoint the firm of KPMG as the o o o Company's independent auditors to serve until the Company's next Annual
      General Meeting of Shareholders and to authorize the Audit
      Committee to set the compensation for the Company's
      independent auditors.

C AUTHORIZED SIGNATURES -- SIGN HERE -- THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.
NOTE: Please sign your name or names exactly as it appears on your share certificate(s). When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your full title as such. For joint accounts, all co-owners should sign.

Signature 1 -- Please keep signature within the box     Signature 2 -- Please keep signature within the box     Date (mm/dd/yyyy)
                                                                                                                    /    /
---------------------------------------------------     ---------------------------------------------------     -----------------

                        1UPX    HHH    PPPP    005039

--------------------------------------------------------------------------------
PROXY -- IPC HOLDINGS, LTD.
--------------------------------------------------------------------------------

MEETING DETAILS

PROXY SOLICITED BY BOARD OF DIRECTORS OF IPC HOLDINGS, LTD. (THE "COMPANY") IN CONNECTION WITH THE COMPANY'S ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 10, 2005 (THE "ANNUAL GENERAL MEETING") AT THE AMERICAN INTERNATIONAL BUILDING, 29 RICHMOND ROAD, PEMBROKE, BERMUDA

The undersigned shareholder of the Company hereby appoints Joseph C.H. Johnson or, failing him, James P. Bryce, as proxy, each with the power to appoint his substitute, and authorizes them to represent and vote as designated herein, all of the common shares, par value $0.01 per share, of the Company ("Common Shares") held of record on March 31, 2005 by the undersigned shareholder of the Company at the Annual General Meeting, and at any adjournment or postponement thereof, with respect to the matters listed on this Proxy. In their discretion, the proxies are authorized to vote such Common Shares upon such other business as may properly come before the Annual General Meeting.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

THE SUBMISSION OF THIS PROXY, IF PROPERLY EXECUTED, REVOKES ALL PRIOR PROXIES.

IF THIS PROXY IS EXECUTED AND RETURNED BUT NO INDICATION IS MADE AS TO WHAT ACTION IS TO BE TAKEN, IT WILL BE DEEMED TO CONSTITUTE A VOTE FOR EACH OF THE NOMINEES AND EACH OF THE PROPOSALS SET FORTH ON THE REVERSE OF THIS PROXY.